Exhibit 99.3

AD.VENTURE PARTNERS ANNOUNCES PURCHASE OF COMMON STOCK BY THIRD PARTY INVESTORS

New York, New York— August 24, 2007 - Ad.Venture Partners, Inc. (“AVP”) (OTCBB: AVPA.OB, AVPAW.OB, AVPAU.OB) announced today that Howard Balter and Ilan Slasky, AVP’s principal stockholders, and certain third party investors and stockholders of AVP have reached agreements pursuant to which those investors and stockholders would purchase additional shares of AVP common stock or maintain their investment in AVP.

Certain investors and stockholders have indicated that they would be interested in making purchases of AVP’s common stock in privately negotiated transactions with existing stockholders of AVP or would maintain their existing investments in AVP (and not elect to convert their shares), but would require that they receive additional shares of AVP’s common stock from the founding stockholders of AVP. Messrs. Balter and Slasky have agreed to grant to these existing and new investors options to purchase up to 352,000 of their shares of Ad.Venture common stock provided that the investors and stockholders purchase and vote up to 2,200,000 shares in favor of the arrangement proposal. As described in the combined definitive proxy and registration statement filed by AVP with the Securities and Exchange Commission, the arrangement proposal requires that less than 1,800,000 shares vote against the arrangement and demand conversion of their shares.

AVP expects that any purchases by these investors and stockholders would be effected in privately negotiated transactions with AVP stockholders who were stockholders of AVP as of the record date and who have either delivered proxy cards indicating a vote against the arrangement proposal or have advised AVP and its advisors that they intend to vote against the arrangement proposal. These shares would be purchased at prices to be negotiated between the sellers and the investors and stockholders, although it is expected that the per share price would be equal to or at a premium over the amount held in trust for the shares of common stock, which amount in trust is currently estimated at $5.87 per share.

Messrs. Balter and Slasky would grant to these investors and stockholders options to acquire up to 352,000 shares of AVP common stock in the aggregate. The options would be purchased for an aggregate purchase price of $100 and the exercise price per share would be $.0001 per share. The options would not be exercisable until the underlying shares are released from lock up agreements 180 days following the completion of the arrangement. No option will be exercisable unless the arrangement is approved. The option agreements would also provide that  neither Messrs. Balter or Slasky nor the investors or stockholders would sell, transfer, pledge, assign or otherwise dispose of the options or the AVP shares of common stock underlying the options while such underlying shares are subject to the lock up agreements and while the options remain exercisable. The options would be exercisable commencing upon the date that the shares are released from the lock up agreements and have a term of one year from such date. The investors and stockholders, as assignees of Messrs. Balter and Slasky, would be entitled to certain registration rights granted to Messrs. Balter and Slasky in respect of their pre-IPO shares.

As previously announced, AVP has set August 24, 2007 as the date of the special meeting of its stockholders at which the arrangement with 180 Connect will be voted upon. The meeting will be held at 10:00 a.m. at the offices of Cooley Godward Kronish LLP in New York. Shareholders and optionholders of 180 Connect have previously voted 90% in favor of the resolution approving the arrangement of 180 Connect with AVP under the Canada Business Corporations Act. The arrangement remains subject to approval by stockholders of AVP and the Court of Queen's Bench of Alberta. Assuming approval by the stockholders of AVP is obtained, 180 Connect is scheduled to make application to the Court of Queen's Bench of Alberta for the hearing of the Petition for the Final Order approving the arrangement on August 24, 2007.

About Ad.Venture Partners, Inc.

Ad.Venture Partners, Inc. is a special purpose acquisition company formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more operating businesses in the technology, media or telecommunications industries. In its initial public offering in August of 2005, AVP raised gross proceeds of $54 million and placed $50.4 in a trust account. AVP’s management team has a combined 30 years of experience starting, financing, growing, operating and selling both private and public companies in the technology, media and telecommunications industries.

About 180 Connect Inc.

180 Connect Inc. is one of North America’s largest providers of installation, integration and fulfillment services to the home entertainment, communications and home integration service industries. With more than 4,000 skilled technicians and 750 support personnel based in over 85 operating locations, 180 Connect is well positioned as the only pure play national residential service provider in the market. 180 Connect Inc. shares are traded under the name of 180 Connect Inc. on the TSX under the symbol NCT.U.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties (including statements related to the proposed arrangement of AVP and 180 Connect and the combined companies’ future growth, financial performance, industry trends, growth expectations and service offerings). These statements reflect management's current beliefs and are based on information currently available to management. Forward looking statements involve significant risk, uncertainties and assumptions. Many factors could cause actual results, performance or achievements to differ materially from the results discussed or implied in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, risks relating to the consummation of the contemplated arrangement, including the risk that required regulatory clearances or stockholder approvals might not be obtained in a timely manner or at all. Specifically, AVP is required by the terms of its charter to liquidate if it does not consummate a business combination by August 31, 2007, irrespective of the status of such approvals or review. In addition, statements in this press release relating to the operational and financial characteristics of 180 Connect Inc. are subject to risks relating to the unpredictability of future revenues and expenses and potential fluctuations in revenues and operating results, the reliance on key customers, unanticipated expenditures, changing relationships with customers, suppliers and strategic partners and other factors which AVP describes in the registration statements and proxy statements filed by AVP with the Securities and Exchange Commission.

Additional Information and Where to Find It

AVP has filed a combined definitive proxy and registration statement on Form S-4 with the Securities and Exchange Commission in connection with the arrangement and has mailed a definitive proxy statement to its stockholders containing information about the arrangement. Investors and security holders are urged to read the definitive proxy and registration statement carefully. The definitive proxy and registration statement contains important information about the companies, the arrangement and related matters. Stockholders can obtain a copy of the definitive proxy and registration statement, without charge, by directing a request to: Ad.Venture Partners, Inc., c/o Cooley Godward Kronish LLP, The Grace Building, 1114 Avenue of the Americas, New York, New York 10036-7798. Investors and security holders can obtain free copies of these documents through the website maintained by the Securities and Exchange Commission at http://www.sec.gov.

AVP and its officers and directors may be deemed to be participating in the solicitation of proxies from the AVP’s stockholders in favor of the approval of the proposed arrangement. Information concerning the AVP’s directors and officers is set forth in the publicly filed documents of AVP. Stockholders may obtain more detailed information regarding the direct and indirect interests of the AVP and its directors and officers in the proposed business combination by reading the proxy and registration statement and other publicly filed documents of AVP regarding the proposed arrangement.

Contact:

Ilan Slasky
Ad.Venture Partners
212.682.5357

Devlin Lander
Integrated Corporate Relations
415.292.6855